UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2015

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(281) 291-0510

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2015, Jeffrey P. Wood became a member of the Board of Directors (the “Board”) of USD Partners GP LLC, the general partner of USD Partners LP. Mr. Wood also became a member of the Audit Committee and the Conflicts Committee of the Board.

There is no arrangement or understanding between Mr. Wood and any other persons pursuant to which Mr. Wood was selected as a director. Mr. Wood does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Wood will receive an annual compensation package valued at approximately $200,000, of which one-third will be paid in the form of a cash retainer and the remaining two-thirds will be provided in the form of a unit-based award (with distribution equivalent rights) under the USD Partners LP 2014 Long-Term Incentive Plan. The unit-based award is expected to vest in a single installment after one year. Mr. Wood will also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings and director and officer liability insurance coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP

	By:	USD Partners GP LLC,
its general partner

Dated: January 5, 2015	By:	/s/ Adam Altsuler
		Name:	Adam Altsuler
		Title:	Vice President and Chief Financial Officer